                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                       FLEXIBLE PREMIUM DEFERRED VARIABLE
                                ANNUITY CONTRACT

SBL'S PROMISE

In consideration of the Purchase Payments and the application (which is incorporated herein by reference), Security Benefit Life Insurance Company ("SBL") will pay the benefits of this Contract according to its terms.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between you, the Owner, and us, SBL. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

YOU MAY RETURN THIS CONTRACT WITHIN 10 DAYS AFTER YOU RECEIVE IT. YOU MAY RETURN THE CONTRACT BY DELIVERING OR MAILING IT TO SBL. THIS CONTRACT WILL THEN BE DEEMED VOID FROM THE BEGINNING. NO WITHDRAWAL CHARGE WILL BE IMPOSED, AND WE WILL REFUND YOUR CONTRACT VALUE, INCLUDING ANY FEES AND/OR CHARGES FOR PREMIUM TAX THAT WERE DEDUCTED FROM THAT CONTRACT VALUE, LESS THE VALUE OF ANY CREDIT ENHANCEMENTS MADE INTO THE CONTRACT, AS OF THE DATE WE RECEIVE THE RETURNED CONTRACT.

Signed for Security Benefit Life Insurance Company on the Contract Date.


          ROGER K. VIOLA                               KRIS A. ROBBINS
            Secretary                                     President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*  Investment Experience is Reflected in Benefits

* Variable and Fixed Accumulation Before the Annuity Start Date; Variable and Fixed Annuity Payments Thereafter

*  Death Benefit Proceeds are Payable Before the Annuity Start Date

*  This Contract is Non-Participating

BENEFITS AND VALUES PROVIDED BY THIS CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE OF THE SUBACCOUNTS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE SUBACCOUNTS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

    The variable annuity covered by this Contract is the subject of a pending patent application in the United States Patent and Trademark Office.

V6029 (8-00)

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

CONTRACT DATA PAGE........................................................    3

DEFINITIONS...............................................................    4

GENERAL PROVISIONS........................................................    7
  The Contract............................................................    7
  Compliance..............................................................    8
  Misstatement of Age or Sex..............................................    8
  Evidence of Survival....................................................    8
  Incontestability........................................................    8
  Assignment..............................................................    8
  Ownership of Assets.....................................................    8
  Transfers...............................................................    8
  Claims of Creditors.....................................................    9
  Basis of Values.........................................................    9
  Participation...........................................................    9
  Statements..............................................................    9
  Delay of Payment........................................................    9

OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS...........................   10
  Ownership...............................................................   10
  Joint Ownership.........................................................   10
  Annuitant...............................................................   10
  Primary and Contingent Beneficiaries....................................   10
  Ownership and Beneficiary Changes.......................................   10

PURCHASE PAYMENT PROVISIONS...............................................   11
  Flexible Purchase Payments..............................................   11
  Purchase Payment Limitations............................................   11
  Purchase Payment Allocation.............................................   11
  Place of Payment........................................................   11

CONTRACT VALUE AND EXPENSE PROVISIONS.....................................   11
  Contract Value..........................................................   11
  Fixed Account Contract Value............................................   11
  Fixed Account Interest Crediting........................................   12
  Separate Account Contract Value.........................................   12
  Accumulation Unit Value.................................................   12
  Net Investment Factor...................................................   13
  Determining Accumulation Units..........................................   13
  Mortality and Expense Risk Charge.......................................   13
  Rider Charge............................................................   13
  Method of Deducting Mortality and Expense Risk and Rider Charges........   14
  Administration Charge...................................................   15
  Account Administration Charge...........................................   15
  Premium Tax Expense.....................................................   15
  Withdrawal Charges......................................................   15
  Free Withdrawals........................................................   16
  Mutual Fund Expenses....................................................   16

WITHDRAWAL PROVISIONS.....................................................   16
  Withdrawals.............................................................   16
  Partial Withdrawals.....................................................   17
  Systematic Withdrawals..................................................   17
  Withdrawal Value........................................................   17

DEATH BENEFIT PROVISIONS..................................................   18
  Death Benefit...........................................................   18
  Proof of Death..........................................................   18
  Distribution Rules......................................................   18

ANNUITY BENEFIT PROVISIONS................................................   19
  Annuity Start Date......................................................   19
  Change of Annuity Start Date............................................   19
  Annuity Options.........................................................   19
  Annuity Start Amount....................................................   21
  Fixed Annuity Payments..................................................   21
  Variable Annuity Payments...............................................   21
  Annuity Tables..........................................................   21
  Annuity Payments........................................................   22
  Annuity Units...........................................................   22
  Annuity Unit Value......................................................   22
  Alternate Annuity Option Rates..........................................   23

AMENDMENTS OR RIDERS, if any

--------------------------------------------------------------------------------
                               CONTRACT DATA PAGE
--------------------------------------------------------------------------------

OWNER NAME:                                    CONTRACT NUMBER:
Jane Doe                                       123456789

JOINT OWNER NAME:                              CONTRACT DATE:
John Doe                                       July 1, 1999

ANNUITANT NAME:                                ANNUITY START DATE:
Jane Doe

ANNUITANT DATE OF BIRTH:                       PLAN:
October 5, 1960                                Non-Qualified

ANNUITANT'S SEX:                               ASSIGNMENT:
Female                                         This Contract may be assigned.
                                               See assignment provision.

PRIMARY BENEFICIARY NAME:                      FIXED ACCOUNT:
Jenny Doe                                      The Fixed Account is [is not]
                                               available under this Contract.

                                               ANNUITY OPTION:
                                               Option 2
--------------------------------------------------------------------------------

FIRST PURCHASE PAYMENT.......................  $10,000

MINIMUM SUBSEQUENT PURCHASE PAYMENT..........  $500 ($50 under an automatic investment program)

FREE WITHDRAWAL PERCENTAGE...................  10%

GUARANTEED RATE..............................  3%

SEPARATE ACCOUNT.............................  Variable Annuity Account XIV

ADMINISTRATION CHARGE........................  0.15% Annually

ACCOUNT ADMINISTRATION CHARGE................  $30 Annually*

WITHDRAWAL CHARGE
  Age of Purchase Payment in Years...........  1   2   3   4   5   6   7   8
  Withdrawal Charge..........................  7%  7%  6%  5%  4%  3%  2%  0%

MORTALITY AND EXPENSE RISK CHARGE
  CONTRACT VALUE
    Less than $25,000........................  0.85% Annually
    At least $25,000 but less than $100,000..  0.70% Annually
    $100,000 or more.........................  0.60% Annually ("Minimum Charge")
  AFTER ANNUITY START DATE
    FOR OPTIONS 1-4, 7 & 8...................  1.25% Annually

RIDER CHARGES -

None Selected; or

[Any Rider(s) selected by the Applicant will print on this Contract Data Page. Available
Riders are listed on Exhibit "A."]

MAXIMUM RIDER CHARGE.........................  1.00% Annually

BASIS OF ANNUITY TABLES......................  1983 (a) Mortality Table with mortality improvement under
                                               Projection Scale G

ASSUMED INTEREST RATE........................  3.5% annually

SUBACCOUNTS:

   1.  Money Market                         12.  Enhanced Index
   2.  Diversified Income                   13.  Capital Growth
   3.  High Yield                           14.  Select 25
   4.  Global Strategic Income              15.  Social Awareness
   5.  Managed Asset Allocation             16.  Mid Cap Value
   6.  Equity Income                        17.  Mid Cap Growth
   7.  Global Total Return                  18.  Global
   8.  Large Cap Value                      19.  International
   9.  Equity                               20.  Technology
  10.  Main Street Growth and Income(R)     21.  Small Cap Value
  11.  Large Cap Growth                     22.  Small Cap Growth

METHOD FOR DEDUCTING ACCOUNT CHARGE:

  *The  Account  Charge is  deducted at each  Contract  Anniversary.  A pro rata
   Account Charge is deducted:

     1.  upon a full Withdrawal of Contract Value;

     2.  when a Contract has been in force for less than a full Contract Year;

     3. upon the Annuity Start Date if one of Annuity Options 1 through 4, 7 or 8 is chosen; and

     4. upon payment of a death benefit. The Account Charge will be waived if Contract Value is $50,000 or more upon the date the Account Charge is to be deducted.

                                   EXHIBIT A


Any Rider(s) selected by the Applicant will print on the Contract Data Page 3/3A, as shown below.

--------------------------------------------------------------------------------
Guaranteed Minimum Income Benefit Rider at 3%                     0.15% Annually
--------------------------------------------------------------------------------
Guaranteed Minimum Income Benefit Rider at 5%                     0.30% Annually
--------------------------------------------------------------------------------
Waiver of Surrender Charge Endorsement,
  Terminal Illness Rider, Disability Rider*                       0.05% Annually
--------------------------------------------------------------------------------
Annual Stepped Up Death Benefit Rider                             0.20% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 3%                       0.10% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 5%                       0.20% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 6%                       0.25% Annually
--------------------------------------------------------------------------------
Guaranteed Growth Death Benefit Rider at 7%                       0.30% Annually
--------------------------------------------------------------------------------
Combo Annual Stepped Up and Guaranteed
  Growth (at 5%) Death Benefit Rider                              0.25% Annually
--------------------------------------------------------------------------------
Credit Enhancement Rider at 3%                                    0.45% Annually
--------------------------------------------------------------------------------
Credit Enhancement Rider at 4%                                    0.60% Annually
--------------------------------------------------------------------------------
Credit Enhancement Rider at 5%                                    0.75% Annually
--------------------------------------------------------------------------------


*This selection includes all three listed.

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT

One of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

A unit of measure used to compute Separate Account Contract Value.

ANNUITANT

The person you name on whose life Annuity Payments may be determined. Please see "Annuity Benefit Provisions" on page 19.

ANNUITY START AMOUNT

Contract Value as of the Annuity Start Date, less any Premium tax and, if applicable, any pro rata Account Charge.

ANNUITY OPTION

A set of provisions that form the basis for making Annuity Payments. Please see "Annuity Options" on page 19.

ANNUITY PAYMENTS

Payments made beginning on the Annuity Start Date according to the provisions of the Annuity Option selected. Annuity Payments are made on the same day of each month, on a monthly, quarterly, semiannual or annual basis.

ANNUITY START DATE

The date on which Annuity Payments begin as elected by the Owner.

ANNUITY UNIT

A unit of measure used to compute Variable Annuity Payments.

AUTOMATIC TRANSFERS

Transfers among the Subaccounts and the Fixed Account made automatically. SBL makes Automatic Transfers on a periodic basis at the written request of the Owner. SBL may discontinue, modify or suspend Automatic Transfers.

COMPANY

Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY

The same date in each subsequent year as your Contract Date.

CONTRACT DATE

The date the Contract begins. The Contract Date is shown on page 3.

CONTRACT VALUE

The total value of your Contract, which includes amounts allocated to the Subaccounts and the Fixed Account. SBL determines Contract Value as of each Valuation Date.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

SBL will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;

   2.  Joint Owner;

   3.  Primary Beneficiary;

   4.  Contingent Beneficiary;

   5.  Annuitant; and

   6.  The Owner's estate if no one listed above is alive.

The Designated Beneficiary receives a death benefit upon the death of the Owner prior to the Annuity Start Date. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 10 and "Death Benefit Provisions" on page 18.

FIXED ACCOUNT

An account that is part of SBL's General Account. SBL guarantees that it will credit interest on Contract Value allocated to the Fixed Account at an annual rate at least equal to the Guaranteed Rate set forth on page 3.

GENERAL ACCOUNT

All assets of SBL other than those allocated to the Separate Account or any other separate account of SBL.

GUARANTEE PERIOD

Current Interest, if declared, is fixed for rolling periods of one or more years, referred to as Guarantee Periods. SBL may offer Guarantee Periods of different durations. The Guarantee Period that applies to any Fixed Account Contract Value:

   1. starts on the date that such Contract Value is allocated to the Fixed Account pursuant to:

       a.  a Purchase Payment Received by SBL; or

       b.  a Transfer to the Fixed Account; and

   2. ends on the last day of the same month in the year in which the Guarantee Period expires.

When any Guarantee Period expires, a new Guarantee Period shall start for such Contract Value on the date that follows such expiration date. Such period shall end on the immediately preceding date in the year in which the Guarantee Period expires. For example, assuming a one-year Guarantee Period, Contract Value transferred to the Fixed Account on June 1 would have a Guarantee Period starting on that date and ending on June 30 of the following year. A new Guarantee Period for such Contract Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE

The address of SBL's Home Office is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

JOINT OWNER

The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 10.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The person(s) who has (have) all rights under this Contract. The Owner as of the Contract Date is named on page 3. Please see "Ownership" provisions on page 10 and the definition of "Joint Owner," above.

PREMIUM TAX

Any Premium tax levied by a state or other governmental entity.

PURCHASE PAYMENT

Money Received by SBL and applied to the Contract.

RECEIVED BY SBL

Receipt by SBL in good order at its Home Office, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

SEPARATE ACCOUNT

A separate account established and maintained by SBL under Kansas law. The Separate Account as set forth on page 3 is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a Unit
Investment Trust. It was established by SBL to support variable annuity contracts. SBL owns the assets of the Separate Account and maintains them apart from the assets of its General Account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business SBL may conduct. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from SBL's General Account or its other separate accounts.

The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccounts without regard to income, gains or losses in the other Subaccounts. SBL has the right to transfer to its General Account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account is determined on each Valuation Date as of the end of each Valuation Date.

SUBACCOUNTS

The Separate Account is divided into Subaccounts which invest in shares of mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page
3. Subject to the regulatory requirements then in force, SBL reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;

   2.  add, remove or combine Subaccounts;

   3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;

   4.  operate the Separate Account as a management investment company;

   5. combine the assets of the Separate Account with other separate accounts of SBL or an affiliate thereof;

   6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and

   7.  terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a Subaccount, SBL will notify you of the change. SBL will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

TRANSFER

A Transfer of Contract Value of one Subaccount or the Fixed Account for the equivalent dollar amount of Contract Value of another Subaccount or the Fixed Account.

VALUATION DATE

A Valuation Date is each day the New York Stock Exchange and SBL's Home Office are open for business.

VALUATION PERIOD

A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

WITHDRAWAL

A Withdrawal of Contract Value in the dollar amount specified by the Owner. Withdrawals include Systematic Withdrawals. See "Withdrawal Provisions" on page 16.

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire Contract between the Owner and SBL consists of this Contract, the Application (which is incorporated herein by reference), and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. SBL will use no statement made by or on behalf of the Owner to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of SBL.

The Purchase Payment(s) and the Application must be acceptable to SBL under its rules and practices. If they are not, SBL's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

SBL reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. SBL will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form suitable to SBL. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the full amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

Before SBL makes a payment, it has the right to require proof of the life or death of any person whose life or death determines whether, or to whom, or how much SBL must pay under this Contract.

INCONTESTABILITY

SBL will not contest the validity of this Contract.

ASSIGNMENT

No Assignment under this Contract is binding unless Received by SBL in writing. SBL assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by SBL before the Assignment is Received by SBL. Once filed, the rights of the Owner are subject to the Assignment. Any claim is subject to proof of interest of the assignee. If the Contract has been absolutely assigned, the assignee becomes the Owner.

OWNERSHIP OF ASSETS

SBL is the sole owner of the assets of the Fixed Account. SBL has the sole right to control, manage or administer such assets.

TRANSFERS

The Owner may Transfer Contract Value among the Fixed Account and Subaccounts upon written request or under other methods allowed by SBL, subject to the following.

SBL reserves the right to:

   1. limit the amount that may be subject to Transfer to $1,000,000 per Transfer without SBL's approval;

   2.  limit the number of Transfers per Contract Year to 14; and

   3.  suspend Transfers.

Transfers must be at least $500 or if less:

   1.  the amount remaining in the Subaccount; or

   2. the amount of Fixed Account Contract Value, the Guarantee Period of which expires in the calendar month in which the Transfer is effected.

Contract Value may be transferred from the Fixed Account only:

   1. during the calendar month in which the applicable Guarantee Period expires; or

   2.  pursuant to an Automatic Transfer.

In the event of an Automatic Transfer, Transfers of Contract Value from the Fixed Account shall be made:

   1. first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month during which the Transfer is effected;

   2. then in the order that starts with Fixed Account Contract Value that has the longest amount of time remaining before its Guarantee Period expires; and

   3. ends with that which has the least amount of time remaining before its Guarantee Period expires.

SBL will effect a Transfer to or from a Subaccount on the basis of Accumulation Unit Value determined as of the end of the Valuation Period in which the Transfer request is Received by SBL. SBL will effect a Transfer from the Fixed Account on the basis of Fixed Account Contract Value as of the end of the Valuation Period in which the Transfer request is Received by SBL. Transfers are effected as of the close of the Valuation Period in which all information required to make the Transfer is Received by SBL.

After the Annuity Start Date, you may Transfer Annuity Units only among the Subaccounts.

CLAIMS OF CREDITORS

The Contract Value and other benefits under this Contract are exempt from the claims of creditors to the extent allowed by law.

BASIS OF VALUES

A detailed statement showing how values are determined has been filed with the state insurance departments. All values and reserves are at least equal to those required by the laws of the state in which this Contract is issued.

PARTICIPATION

This Contract is not participating.

STATEMENTS

At least once per year prior to the Annuity Start Date, SBL will send you a report that will show your Contract Value and any other information required by law. After the Annuity Start Date, we will send you any information that may be required.

DELAY OF PAYMENT

Generally, payments and Transfers will be made within seven days from receipt of the payment and/or request in a form satisfactory to us. SBL reserves the right to suspend a Transfer or delay payment of a Withdrawal from Separate Account Contract Value for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3.  when an emergency exists as a result of which:

       a. disposal of securities held in the Separate Account is not reasonably practicable; or

       b. it is not reasonably practicable to fairly value the net assets of the Separate Account; or

   4. during any other period when the Securities and Exchange Commission, by order, so permits to protect owners of securities.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist. SBL may delay payments or Transfers from the Fixed Account (which would include payment of your Withdrawal proceeds and Transfers from the Fixed Account, loans, fixed annuity payments and lump sum death benefit payments unless state law requires otherwise) for up to six months after the requested effective date of the transaction. Any amount delayed will, as long as it is held under the Fixed Account, continue to earn interest at the Current Rate then in effect until the applicable Guarantee Period in effect has ended, and not less than the Guaranteed Rate on an annual basis thereafter.

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 90 on the Contract Date.

JOINT OWNERSHIP

If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, SBL will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the "Statements" provision on page 9 and the "Death Benefit Provisions" on page 18.

ANNUITANT

The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Start Date. The request for this change must be made in writing and Received by SBL at least 30 days prior to the Annuity Start Date. No Annuitant may be named who is more than 90 years old on the Contract Date. When the Annuitant dies prior to the Annuity Start Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Start Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND CONTINGENT BENEFICIARIES

The Primary Beneficiary is named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary Changes" below. If the Primary Beneficiary dies prior to the Owner, the Contingent Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, you may name a new Owner, a new Primary Beneficiary or a new Contingent Beneficiary; provided that you may not change or remove an irrevocable Beneficiary without obtaining his or her written consent in a form acceptable to us. Any new choice of Owner, Primary Beneficiary or Contingent Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Contingent Beneficiary will not apply to any payment made or action taken by SBL prior to the time it was recorded. SBL may require the Contract be returned so these changes may be made.

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PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

This Contract will not be in force until we receive at our Home Office the initial Purchase Payment. You may make additional Purchase Payments at any time before the Annuity Start Date, while the Owner is living, and this Contract is in force. Purchase Payments are payable in U.S. dollars and checks should be made payable to SBL.

PURCHASE PAYMENT LIMITATIONS

Purchase Payments exceeding $1,000,000 will not be accepted without prior approval by SBL. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase Payments will be allocated among the Fixed Account and the Subaccounts. The allocations may be a whole dollar amount or a whole percentage and no less than $25 per Purchase Payment may be allocated to any Account. Purchase Payments will be allocated according to the Owner's instructions in the Application or more recent instructions, if any. The Owner may change the allocations by written notice to SBL.

PLACE OF PAYMENT

All Purchase Payments under this Contract are to be paid to SBL at its Home Office. Purchase Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by SBL.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

Your Contract Value on any Valuation Date is the sum of:

   1.  your Separate Account Contract Value on that date; and

   2.  your Fixed Account Contract Value on that date.

At any time after the first Contract Year, SBL reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000.

FIXED ACCOUNT CONTRACT VALUE

On any Valuation Date, the Fixed Account Contract Value is equal to the amount of the initial Purchase Payment allocated under the Contract to the Fixed Account,

PLUS:

   1. any other Purchase Payments allocated under the Contract to the Fixed Account;

   2.  any Transfers from the Separate Account to the Fixed Account; and

   3.  any Current Interest credited to the Fixed Account.

LESS:

   1. any Withdrawals, including Withdrawal Charges, deducted from the Fixed Account;

   2.  any Transfers from the Fixed Account to the Separate Account;

   3. any amount applied as Annuity Start Amount under Annuity Options 1 through 4, 7 or 8;

   4.  any Annuity Payments under Annuity Options 5 and 6; and

   5.  any Premium tax and Account Charge.

FIXED ACCOUNT INTEREST CREDITING

SBL shall credit Current Interest on Fixed Account Contract Value on a daily basis. Current Interest will be credited from the Valuation Date on which a Purchase Payment is applied to the date of Withdrawal, Transfer, or application as Annuity Start Amount.

SBL shall credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate shown on page 3. Also, SBL may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate. The rate of Current Interest, if declared shall be fixed during the Guarantee Period. Fixed Account Contract Value shall earn Current Interest during each Guarantee Period at the rate, if any, declared by SBL on the first day of the Guarantee Period.

SBL may credit Current Interest on Contract Value that was allocated or transferred to the Fixed Account during one period at a different rate than amounts allocated or transferred to the Fixed Account in another period. Also, SBL may credit Current Interest on Fixed Account Contract Value at different rates based upon the length of the Guarantee Period. SBL will deduct any charges for Riders from Current Interest. Therefore, at any time, portions of Fixed Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or transferred to the Fixed Account, the length of the Guarantee Period and the Riders selected by the Owner.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract. For example, if 100 Accumulation Units were allocated to each of the Money Market and Equity Subaccounts as of June 1, Separate Account Contract Value as of that date would be determined as follows:

                     NUMBER OF          ACCUMULATION UNIT
SUBACCOUNT       ACCUMULATION UNITS     VALUE AS OF JUNE 1     SUBACCOUNT VALUE
----------       ------------------     ------------------     ----------------
Money Market            100                    $10                  $1,000
Equity                  100                    $12                  $1,200
                                                                    ------
Separate Account Contract Value as of June 1...................     $2,200

ACCUMULATION UNIT VALUE

The initial Accumulation Unit Value for each Subaccount was set by SBL. The Accumulation Unit Value for any subsequent Valuation Date is equal to (1) times
(2) where:

   1. is the Accumulation Unit Value determined on the immediately preceding Valuation Date; and

   2. is the Net Investment Factor as of the Valuation Date with respect to which Accumulation Unit Value is being determined.

The Accumulation Unit Value for any subsequent Valuation Date which is a Payable Date is further adjusted by deducting any dividend declared as of the preceding Record Date. See "Method of Deducting Mortality and Expense Risk and Rider Charges," below.

NET INVESTMENT FACTOR

The Net Investment Factor for any Subaccount as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a. the net asset value per share of the mutual fund held in the Subaccount, found as of the end of the current Valuation Period; plus

       b. the per share amount of any dividend or capital gain distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus

       c. a per share charge or credit for any taxes reserved for, which SBL deems to have resulted from the operation of the Separate Account or the Subaccounts; operations of SBL with respect to the Contract; or the payment of premiums or acquisition costs under the Contract.

   2. is the net asset value per share of the Subaccount's underlying mutual fund as of the end of the prior Valuation Period.

   3.  is  a  daily  factor  which  is  deducted   from  the  Separate   Account
       representing the Minimum Charge for mortality and expense risk and the Administration Charge.

The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation Units allocated to a Subaccount under this Contract is found by dividing:

   1.  the amount allocated to, or deducted from, the Subaccount; by

   2. the Accumulation Unit Value for the Subaccount as of the end of the Valuation Period during which the amount is allocated or deducted under the Contract.

The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;

   2.  Contract Value that is Transferred into or out of the Subaccount;

   3. Withdrawals and applicable Withdrawal Charges that are deducted from the Subaccount;

   4.  Annuity Payments made from the Subaccount under Annuity Options 5 and 6;

   5. Annuity Start Amount applied from the Subaccount to one of Annuity Options 1 through 4, 7 or 8;

   6.  Premium tax and Account  Charges that are deducted  from the  Subaccount;
       and

   7.  Reinvestment of dividends that are paid by the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE

SBL will deduct a Mortality and Expense Risk Charge as shown on the Contract Data page against your Contract Value held in the Subaccounts. This charge is guaranteed not to increase.

RIDER CHARGE

SBL will deduct a charge for Riders as shown on the Contract Data page against your Contract Value held in the Subaccounts. This charge will be deducted from Current Interest with respect to your Contract Value held in the Fixed Account. The amount of the charge for Riders is based upon the Riders selected by the Owner on the application or as otherwise permitted by SBL. The charge for any Rider is guaranteed not to increase after it has been issued. You may not select Riders with a total charge that exceeds the Maximum Rider Charge set forth on the Contract Data page.

METHOD OF DEDUCTING MORTALITY AND EXPENSE RISK AND RIDER CHARGES

The Minimum Charge for mortality and expense risk as shown on the Contract Data page will be computed and deducted from each Subaccount on each Valuation Date. The Minimum Charge is factored into the Accumulation Unit Values on each Valuation Date.

Any charge for mortality and expense risk or Riders above the Minimum Charge ("Excess Charge") will be deducted from monthly dividends paid by, and reinvested in, the respective Subaccounts. Dividends are declared by SBL and paid monthly by the Subaccounts for the purpose of deducting any applicable Excess Charge.

The amount of the Excess Charge is determined by adding:

   1.  the total charge for all Riders selected by the Owner; and

   2.  the applicable mortality and expense risk charge; and subtracting

   3.  the Minimum Charge.

The applicable mortality and expense risk charge, which is based upon the amount of Contract Value as of the date the charge is deducted, is shown on the Contract Data page. The Excess Charge is a percentage on an annual basis of Contract Value allocated to each Subaccount as of the Payable Date.

SBL will declare a dividend for each Subaccount on one Valuation Date of each calendar month ("Record Date"). SBL will pay the dividend on a subsequent Valuation Date ("Payable Date") within five Valuation Dates of the Record Date. Such dividend will be declared as a dollar amount per Accumulation Unit.

For each Subaccount, any Owner as of the Record Date will receive on the Payable Date a net dividend equal to:

   1.  the amount of dividend per Accumulation Unit; times

   2. the number of Accumulation Units allocated to the Subaccount as of the Record Date; less

   3. the amount of the Excess Charge for that Subaccount; provided that SBL will not deduct any Excess Charge from the first dividend following the Contract Date.

The net dividend will be reinvested on the Payable Date at the Accumulation Unit Value determined as of the close of the Payable Date in Accumulation Units of the Subaccount.

SBL reserves the right to compute and deduct the Excess Charge from each Subaccount on each Valuation Date in lieu of the method discussed above, in which event the charge would be factored into the Accumulation Unit Values on each Valuation Date.

                                     EXAMPLE

Assuming Contract Value of $50,000 allocated to the Equity Subaccount and no Riders, the Excess Charge would be computed as follows:

               Mortality and Expense Risk Charge; plus      0.70%
               Riders; less                                +  N/A
               Minimum Charge                              -0.60%
                                                           ------
               Excess Charge on Annual Basis                0.10%

Further assuming 5,000 Accumulation Units with an Accumulation Unit Value of $10 per unit on December 30 and a gross dividend of $0.25 per unit declared on December 31 (Record Date), the net dividend amount would be as follows:

               Gross Dividend Per Unit; less            $    0.25
               Excess Charge Per Unit                  -$ 0.00085
                                                         --------
               Net Dividend Per Unit; times             $ 0.24915
               Number of Accumulation Units            x    5,000
                                                         --------
               Net Dividend Amount                      $1,245.75

Accumulation Unit Value as of Valuation Date before Record Date           $10.00
Accumulation Unit Value as of Payable Date                                $ 9.75

The net dividend amount would be reinvested on the Payable Date in Accumulation Units of the Equity Subaccount, as follows: $0.24915 (net dividend per unit) divided by $9.75 (Accumulation Unit value as of the Payable Date) times 5,000 Units equals 127.769 Accumulation Units. On the Payable Date, 127.769 Accumulation Units are added to Contract Value for a total of 5,127.769
Accumulation Units after the dividend reinvestment. Contract Value on the Payable Date is equal to 5,127.769 Accumulation Units times $9.75 (Accumulation Unit Value as of the Payable Date) for a Contract Value of $49,995.75 after the dividend reinvestment.

SBL will deduct the Mortality and Expense Risk Charge applicable to Annuity Options 1 through 4, 7 and 8 after the Annuity Start Date as shown on the Contract Data page. This charge is factored into the Annuity Unit Values on each Valuation Date. Monthly dividends are payable after the Annuity Start Date only with respect to Annuity Options 5 and 6.

ADMINISTRATION CHARGE

SBL will deduct the Administration Charge shown on page 3 against your Contract Value held in the Subaccounts. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date. This charge is guaranteed not to increase.

ACCOUNT ADMINISTRATION CHARGE

SBL will deduct the Account Administration Charge ("Account Charge") from Contract Value as shown on page 3. SBL will allocate the Account Charge to the Accounts in the same proportion that Contract Value is allocated among the Accounts. The Account Charge and other charges may be waived or reduced uniformly on all Contracts issued under certain plans or arrangements which are expected to result in administrative cost savings. This charge is guaranteed not to increase.

PREMIUM TAX EXPENSE

SBL reserves the right to deduct Premium tax when due or any time thereafter. SBL will allocate the Premium tax to the Accounts in the same proportion that Contract Value is allocated among the Accounts.

WITHDRAWAL CHARGES

Purchase Payments are subject to a Withdrawal Charge, which is shown on page 3. The Withdrawal Charge may apply to amounts you withdraw under your Contract, depending on the length of time each Purchase Payment has been allocated to your Contract and the amount you withdraw. SBL does not apply the Withdrawal Charge on:

  *  Death benefit proceeds;

  *  Annuity Payments under one of Annuity Options 1 through 4 or 8;

  * Annuity Payments under one of Annuity Options 5 through 7; provided that Annuity Payments are made for a period of at least 7 years.

The amount of the Withdrawal Charge depends on how long your Purchase Payments are held under the Contract. Each Purchase Payment you make is considered to have a certain "age," depending on the length of time since that Purchase Payment was effective. A Purchase Payment is "age one" in the year beginning on the date the purchase payment is Received by SBL and increases in age each year thereafter. When you withdraw an amount, the "age" of any Purchase Payment you withdraw determines the level(s) of Withdrawal Charge as shown on page 3. For the purpose of calculating Withdrawal Charge, SBL assumes that withdrawal amounts will be applied to Purchase Payments first in the order Purchase Payments were received. The Withdrawal Charge will be deducted proportionately from each Account selected for Withdrawal. This charge is guaranteed not to increase.

FREE WITHDRAWALS

During a Contract Year, you may make Free Withdrawals, which are Withdrawals that are not subject to the Withdrawal Charge. The amount of Free Withdrawals available in any Contract Year is determined as follows. In the first Contract Year, the amount is equal to:

   1.  cumulative purchase payments; times

   2.  the Free Withdrawal percentage shown on page 3; less

   3.  any Free Withdrawals made during the Contract Year.

The amount of Free Withdrawals in subsequent Contract Years is equal to:

   1.  Contract Value as of the first day of the current Contract Year; times

   2.  the Free Withdrawal percentage shown on page 3; less

   3.  any Free Withdrawals made during the Contract Year.

Unused Free Withdrawal amounts are not carried from one Contract Year to the next. Free Withdrawals do not reduce Purchase Payments for purposes of calculating the Withdrawal Charge on future Withdrawals.

MUTUAL FUND EXPENSES

Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full or partial Withdrawal of Separate Account Contract Value is allowed at any time prior to the Annuity Start Date while the Owner is living. Withdrawals will be effected as of the end of the Valuation Period in which the Withdrawal request is Received by SBL, and payment will be made within the time frame required by applicable law. Withdrawals normally will be effective as of the close of the Valuation Period during which we receive your proper request. Any Withdrawal will reduce Contract Value by the amount of the Withdrawal, any Withdrawal Charges attributable to the Withdrawal, and any Premium tax and pro rata Account Charge.

Upon the Owner's request for a full Withdrawal, SBL will pay the Withdrawal Value in a lump sum, and the Contract will terminate. If you make a full withdrawal, we require return of your Contract or a signed Lost Contract Affidavit with your proper request.

All Withdrawals must meet the following conditions.

   1. The request for Withdrawal must be Received by SBL in writing or under other methods allowed by SBL, if any;

   2. The Owner must apply prior to the Annuity Start Date while this Contract is in force, unless one of Annuity Options 5, 6 or 7 is elected; and

   3.  The  amount  withdrawn  must  be  at  least  $500,  except  upon  a  full
       Withdrawal.

PARTIAL WITHDRAWALS

A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If no allocation is specified, SBL will deduct the Withdrawal from the Accounts in the same proportion that Contract Value is allocated among the Accounts. If your partial Withdrawal causes your Contract Value to be less than $5,000 immediately after the Withdrawal, we may terminate your Contract and send you the Withdrawal proceeds.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic Withdrawals from Contract Value in substantially equal amounts prior to the Annuity Start Date. To start Systematic Withdrawals, you must make the request in writing, stating the type of payment, its frequency and allocations for such Withdrawals. If no allocation is specified, SBL will deduct Systematic Withdrawals from the Accounts in the same proportion that Contract Value is allocated among the Accounts.

The type of payment may be:

   1.  in a fixed amount;

   2.  in Level Payments calculated by SBL;

   3.  for a specified period;

   4.  a specified percentage;

   5.  earnings only; or

   6. based upon the life expectancy of the Owner or the Owner and a beneficiary.

The payment frequency may be:

   1.  monthly;

   2.  quarterly;

   3.  semiannually; or

   4.  annually.

The minimum Systematic Withdrawal amount is $100 per payment. You may stop or change Systematic Withdrawals upon proper written request Received by SBL at least 30 days in advance of the requested date of termination or change. SBL reserves the right to stop, modify or suspend Systematic Withdrawals at any time.

WITHDRAWAL VALUE

The Withdrawal Value is the amount available for Withdrawal. The Withdrawal Value as of the close of any Valuation Date is the Contract Value less:

   1.  any Withdrawal Charges;

   2.  any pro rata Account Charge; and

   3.  any Premium tax due or paid by SBL.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

A Death Benefit will be paid upon the death of the Owner prior to the Annuity Start Date while this Contract is in force. The Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by SBL.

If the age of each Owner was 80 or younger on the Contract Date, the Death Benefit is equal to the greater of:

   1. the sum of all Purchase Payments made by the Owner, less any Premium tax due or paid by SBL with respect to your Contract, less any pro rata Account Charge, and less the sum of all partial Withdrawals and Withdrawal Charges deducted from your Contract Value; or

   2. your Contract Value as of the date due Proof of Death and instructions regarding payment are Received by SBL, less any Premium tax due or paid by SBL with respect to your Contract, less any pro rata Account Charge.

Notwithstanding the foregoing, if any Owner was age 81 or older on the Contract Date, or if due proof of death and instructions regarding payment are not Received by SBL within six months of the date of the Owner's death, the Death Benefit will be as described under (2) above without reference to (1) above.

If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

PROOF OF DEATH

Any of the following will serve as Proof of Death of the Owner:

   1.  certified copy of the death certificate;

   2. certified decree of a court of competent jurisdiction as to the finding of death;

   3.  written statement by a medical doctor who attended the deceased Owner; or

   4.  any proof accepted by SBL.

DISTRIBUTION RULES

In the event of an Owner's death prior to the Annuity Start Date, the entire Death Benefit shall be paid within 5 years after the death of the Owner, except as provided below. In the event that the Beneficiary elects an Annuity Option, the length of time for payment of the benefit may be longer than 5 years if:

   1.  The Designated Beneficiary is a natural person;

   2.  The Death Benefit is paid out under one of Annuity Options 1 through 8;

   3. Payments are made over a period that does not exceed the life or life expectancy of the Beneficiary; and

   4.  Payments begin within one year of the death of the Owner.

If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to:

   1. keep the Contract in force until the sooner of the spouse's death or the Annuity Start Date; or

   2.  receive the Death Benefit.

If any Owner dies on or after the Annuity Start Date, Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or change in, the Annuitant. This Contract is deemed to include any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to include any other provision of the Code deemed necessary by SBL in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by SBL in its sole judgment.

The foregoing distribution rules do not apply to a Contract, which is:

   1.  provided under a plan described in Code section 401(a) or 403(b);

   2.  an  individual   retirement  annuity  or  provided  under  an  individual
       retirement account or annuity; or

   3.  otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY BENEFIT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY START DATE

The Annuity Start Date is the date as of which the first Annuity Payment is computed under one of the Annuity Options. The Annuity Start Date shall not precede the third Contract Anniversary. The Owner may elect the Annuity Start Date at the time of application. If no Annuity Start Date is selected, SBL will use the later of the:

   1.  the oldest Annuitant's seventieth birthday; or

   2.  the tenth Contract Anniversary.

The Annuity Start Date must be prior to the oldest Annuitant's 95th birthday.

CHANGE OF ANNUITY START DATE

The Owner may change the Annuity Start Date. A request for the change must be made in writing. The written request must be received by SBL at least 30 days prior to the new Annuity Start Date as well as 30 days prior to the previous Annuity Start Date.

ANNUITY OPTIONS

The Contract provides for Annuity Payments to be made under one of eight Annuity Options. Your Annuity Option is shown on page 3. Options 1 through 4 and 8 generally provide for payments to be made during the life of the Annuitant or Joint Annuitants. Under Options 5 through 7, Annuity Payments are made to the Annuitant and in the event of the Annuitant's death, to the Designated Beneficiary.

Options 1 through 8 are available as either a Fixed or Variable Annuity or a combination Fixed and Variable Annuity. The Annuity Options are shown below.

Prior to the Annuity Start Date, the Owner may change the Annuity Option selected. The Owner must request the change in writing. This request must be Received by SBL at least 30 days prior to the Annuity Start Date.

OPTION 1 LIFE INCOME OPTION: This option provides Annuity Payments for the life of the Annuitant. Upon the Annuitant's death, no further Annuity Payments will be made.

OPTION 2 LIFE INCOME WITH PERIOD CERTAIN OPTION: This option provides Annuity Payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Annuity Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all of the Annuity Payments during the fixed period, the remaining Annuity Payments will be made to the Designated Beneficiary. Upon the Annuitant's death after the period certain, no further Annuity Payments will be made.

OPTION 3 LIFE INCOME WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides Annuity Payments for the life of the Annuitant, with a period certain determined by dividing the Annuity Start Amount by the amount of the first Annuity Payment. A fixed number of Annuity Payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of Annuity Payments, any remaining Annuity Payments will be made to the Designated Beneficiary. If the Annuitant dies after receiving the fixed number of Annuity Payments, no further Annuity Payments will be made.

OPTION 4 JOINT AND LAST SURVIVOR OPTION: This option provides Annuity Payments for the lives of the Annuitant and Joint Annuitant. Annuity Payments will be made as long as either is living. Upon the death of one Annuitant, Annuity Payments continue to the surviving Joint Annuitant at the same or a reduced level of 75%, 66 2/3% or 50% of Annuity Payments, as elected by the Owner. With respect to Fixed Annuity Payments, the amount of the Annuity Payment, and with respect to Variable Annuity Payments, the number of Annuity Units used to determine the Annuity Payment, is reduced as of the first Annuity Payment following the Annuitant's death. In the event of the death of one Annuitant, the surviving Joint Annuitant has the right to exercise all rights under the Contract. Upon the death of the last Annuitant, no further Annuity Payments will be made.

OPTION 5 FIXED PERIOD OPTION: This option provides Annuity Payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed Account, then the amount of the Annuity Payments will vary as a result of the interest rate (as adjusted periodically) credited on Fixed Account Contract Value. This rate is guaranteed to be no less than the Guaranteed Rate set forth on page 3. The amount of each Fixed Annuity Payment is determined by dividing Fixed Account Contract Value on the Annuity Payment date by the number of remaining Annuity Payments. If the Contract Value is held in the Separate Account, then the amount of the Annuity Payments will vary as a result of the investment performance of the Subaccounts chosen. The amount of each Variable Annuity Payment is determined by multiplying the Accumulation Unit Value on the Annuity Payment date by the result of dividing total Accumulation Units by the number of remaining Annuity Payments. If the Annuitant dies before receiving the fixed number of Annuity Payments, any remaining Annuity Payments will be made to the Designated Beneficiary.

OPTION 6 FIXED PAYMENT OPTION: This option provides for Annuity Payments of a fixed amount selected by the Owner. This amount is paid until Contract Value is exhausted. If the Contract Value is held in the Fixed Account, then the number of Annuity Payments will vary as a result of the interest rate (as adjusted periodically) credited on Fixed Account Contract Value. This rate is guaranteed to be no less then the Guaranteed Rate set forth on page 3. If the Contract Value is held in the Separate Account, then the number of Annuity Payments will vary as a result of the investment performance of the Subaccounts chosen. If the Annuitant dies before receiving all of the Annuity Payments, any remaining Annuity Payments will be made to the Designated Beneficiary.

OPTION 7 PERIOD CERTAIN OPTION: This option provides Annuity Payments for a fixed period of 5, 10, 15 or 20 years. Annuity Payments will be made until the end of this period. If the Annuitant dies prior to the end of the period, the remaining Annuity Payments will be made to the Designated Beneficiary.

OPTION 8 JOINT AND CONTINGENT SURVIVOR OPTION: This option provides Annuity Payments for the life of the primary Annuitant. Annuity Payments will be made to the primary Annuitant as long as he or she is living. Upon the death of the primary Annuitant, Annuity Payments will be made to the contingent Annuitant as long as he or she is living. If the contingent Annuitant is not living upon the death of the primary Annuitant, no further payments will be made.

ANNUITY START AMOUNT

Annuity Start Amount allocated to the Fixed Account is applied to purchase a Fixed Annuity and that allocated to the Subaccounts is applied to purchase a Variable Annuity. For Annuity Options 1 through 4, 7 and 8, the Annuity Start Amount is divided by $1,000, and the result is multiplied by the applicable amount in the Annuity Tables to determine the minimum guaranteed monthly Annuity Payment with respect to a Fixed Annuity or the first monthly Annuity Payment with respect to a Variable Annuity.

FIXED ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amount set forth in the Annuity Tables as adjusted for the rate of interest credited by SBL, is the amount of each monthly Annuity Payment for Annuity Options 1 through 4, 7 and 8. For Options 5 through 7, Fixed Annuity Payments are based on Contract Value.

VARIABLE ANNUITY PAYMENTS

With respect to Variable Annuity Payments, the amount set forth in the Annuity Tables, as adjusted for the Assumed Interest Rate, is the amount of the FIRST monthly Annuity Payment for Annuity Options 1 through 4, 7 and 8. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units. For Options 5 through 7, Variable Annuity Payments are based on Contract Value. Variable Annuity Payments will fluctuate with the performance of the Subaccount(s).

ANNUITY TABLES

The amounts set forth in the Annuity Tables for Annuity Options 1 through 4 and 8 depend on the sex (unless unisex rates apply) and age of the Annuitant or the Joint Annuitants on the Annuity Start Date. The Annuity Tables are modified to reflect:

   1.  the Assumed Interest Rate for Variable Annuity Payments; or

   2. the rate of interest in effect on the Annuity Start Date for Fixed Annuity Payments.

The rate of interest for Fixed Annuity Payments is guaranteed not to be less than the Guaranteed Rate set forth on page 3. The Annuity Tables contain the amount of monthly Annuity Payment per $1,000 of Annuity Start Amount. The Annuity Tables state values for the exact ages shown.

The values will be interpolated based on the exact age(s) of the Annuitant or Joint Annuitants on the Annuity Start Date. The basis of the Annuity Tables for Options 1 through 4 and 8 and the Assumed Interest Rate are set forth on page 3. The Annuity Table for Option 7 is determined without reference to the age or sex of the Annuitant and is based upon the Assumed Interest Rate. Annuity Payments for Options 5 and 6 are computed without reference to the Annuity Tables. The Annuity Tables are used in accordance with generally accepted actuarial principles.

ANNUITY PAYMENTS

No Annuity Option can be selected that requires SBL to make Annuity Payments of less than $100.00. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly. Annuity Payments due on a date other than a Valuation Date, are paid as of the end of the next following Valuation Date.

ANNUITY UNITS

On the Annuity Start Date, the amount of the first Variable Annuity Payment is divided by the Annuity Unit Value as of that date to determine the number of Annuity Units to be used in calculating subsequent Annuity Payments. If the Annuity Start Amount was allocated to more than one Subaccount, the first Variable Annuity Payment will be allocated to each Subaccount in the percentage corresponding to the allocation of Annuity Start Amount. The number of Annuity Units for each Subaccount is then found by dividing the amount of the first Variable Annuity Payment allocated to that Subaccount by the Annuity Unit Value for the Subaccount on the Annuity Start Date. The number of Annuity Units for the Subaccount then remains constant, unless a Transfer of Annuity Units is made. After the first Variable Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the sum of the payment amount determined for each Subaccount. The payment amount for each Subaccount is equal to the number of Annuity Units allocated to that Subaccount multiplied by the Annuity Unit Value as of the date of the Annuity Payment.

An example of an initial Variable Annuity Payment calculation for a male, age 60 is as follows:

                                                               $100,000
Annuity Start Amount = $100,000                                --------   = 100
                                                                $1,000

Amount determined by reference in 1999 to Annuity
  Table for a male, age 60 under Option 1                       $4.00
First Variable Annuity Payment                               100 x $4.00  = $400

                                 FIRST
                                VARIABLE       ANNUITY            NUMBER OF
                  ANNUITY       ANNUITY       UNIT VALUE        ANNUITY UNITS
                START AMOUNT    PAYMENT       ON ANNUITY      USED TO DETERMINE
SUBACCOUNT       ALLOCATION    ALLOCATION     START DATE     SUBSEQUENT PAYMENTS
----------      ------------   ----------     ----------     -------------------
Growth              50%         $200.00    /    $1.51     =       132.4503
Growth-Income       50%         $200.00    /    $1.02     =       196.0784


An example of a subsequent Variable Annuity Payment calculation using the assumptions above is as follows:

                                          ANNUITY UNIT
                                        VALUE ON DATE OF         NEW ANNUITY
SUBACCOUNT         ANNUITY UNITS       SUBSEQUENT PAYMENT       PAYMENT AMOUNT
----------         -------------       ------------------       --------------
Growth               132.4503      x          $1.60         =      $211.92
Growth-Income        196.0784      x          $1.10         =      $215.69
                                                                   -------
                                                                   $427.61

ANNUITY UNIT VALUE

The Annuity Unit Value for each Subaccount was first set by SBL. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times (b) times
(c), where:

   a.  is the Annuity Unit Value on the immediately preceding Valuation Date:

   b.  is the Net Investment Factor for the day;

   c. is a factor used to adjust for the Assumed Interest Rate set forth on the page 3 which is used to determine Variable Annuity Payment amounts.

ALTERNATE ANNUITY OPTION RATES

SBL may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*  Investment Experience is Reflected in Benefits

* Variable and Fixed Accumulation Before the Annuity Start Date; Variable and Fixed Annuity Payments Thereafter

*  Death Benefit Proceeds are Payable Before the Annuity Start Date

*  This Contract is Non-Participating

BENEFITS AND VALUES PROVIDED BY THIS CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE OF THE SUBACCOUNTS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE SUBACCOUNTS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461